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Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the use of our report dated June 27, 2008, with respect to the financial statements of Digital Link II, LLC included in Form 10-K/A and incorporated by reference in the registration statement No. 333-139177 on Form S-8, No. 333-116739 on Form S-8 and No.  333-03849 on Form S-8 of Ballantyne of Omaha, Inc.

/s/ ERNST & YOUNG, LLP
Los Angeles, California June 27, 2008

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  Exhibit 23.1
Consent of Independent Registered Accounting Firm